Exhibit 10.1

STATE OF TEXAS	)	FIRST AMENDMENT TO CHAPTER 380
	)	ECONOMIC DEVELOPMENT PROGRAM
COUNTY OF EL PASO	)	AGREEMENT

This First Amendment to the Economic Development Program Agreement (“Amendment”) is made and entered into this effective as of the 15th day of April, 2025 by the CITY OF EL PASO, TEXAS (“City”), a Texas home rule municipal corporation and VENU HOLDING CORPORATION, successor-by-name-change to Notes Live, Inc., and its subsidiaries/affiliates a Colorado Corporation (“Applicant”), duly acting herein by and through its general partner. The parties mutually agree to an Amendment as follows:

WHEREAS, on July 2, 2024, City and Applicant entered into an Economic Development Program Agreement (the “Agreement”), a copy of which is attached and labeled as Attachment A, for the purposes of promoting local economic development and stimulating business and commercial activity within the City; and

WHEREAS, Applicant desires to construct a state-of-the-art luxury 12,500 seat amphitheater (“Development”) to host national touring acts; and

WHEREAS, the Development will support the goals of the Reimagine Cohen effort to revitalize the Cohen Stadium site, provide a catalyst for development in Northeast El Paso, create a regional project, become a destination point and encourage increased economic development in the City, increased property tax revenues, and the City’s improved ability to provide for the health, safety and welfare of the citizens of El Paso; and

WHEREAS, the City and Applicant desire to amend the Agreement better reflect the parties expectations and deliverables; and

WHEREAS, the City has concluded and hereby finds that the Agreement and Amendment embody an eligible program and clearly promotes economic development in the City of El Paso and, as such, meets the requisites under Chapter 380 of the Texas Local Government Code and further, is in the best interest of the City and Applicant.

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	The amount reflected in Section I. J. and Section 3.A.(1) & (4) shall be revised from $80,000,000 to $100,000,000.

2.	Section 3.A.(6) shall be revised to include the following sub-paragraph:

(1)	Whenever feasible and provided doing so will not cause delay to the progress of the development; Applicant shall adhere to the Hire El Paso First section of the City of El Paso’s Procurement and Sourcing policy in Applicant’s procurement and hiring associated with the construction of the Development.

3.	Strike out Section 4.I.(3) in its entirety.

4.	Exhibit A of the 380 agreement approved on July 2, 2024 and specifically incorporated by reference in Section 1.P. “Real Property” shall be replaced in its entirety with the revised legal description and survey reflected in Attachment B to this Amendment. The revised survey and legal description increase the real property acreage to approximately 20 acres, upon which the development will be constructed.

5.	Section 7.1. shall be revised to include the following sub-paragraphs:

(1)	All deadlines and other obligations of Applicant will be tolled a duration equal to the extent performance by Applicant is delayed due to restrictions, disclosures, covenants, or other terms set forth in that certain Deed from the United States of America, filed in Volume 766, Page 825 and as referred to in Volume 2100, Page 328, Real Property Records, El Paso County, Texas (collectively, the “Title Encumbrances”); and

(2)	In the event the State of Texas or another governmental agency determines that Applicant cannot proceed with the contemplated development because of circumstances relating to the Title Encumbrances, then Applicant shall have the right to terminate the 380 Agreement, and subject only to Applicant’s reconveyance of the property to the city, neither party shall have any further rights or obligations under the Agreement.

6.	Except as amended herein, the Agreement between the City and Applicant shall remain in full force and effect.

(Signatures begin on the following page)

IN WITNESS WHEREOF, the parties have executed this First Amendment to be effective as of the 15th day of April, 2025.

CITY OF EL PASO, TEXAS:

/s/ Robert Cortinas
Robert Cortinas
Deputy City Manager

APPROVED AS TO FORM:	APPROVED AS TO CONTENT:

/s/ Juan S. Gonzalez	/s/ Karina Brasgalla
Juan S. Gonzalez	Karina Brasgalla, Director
Senior Assistant City Attorney	Economic & International Development

ACKNOWLEDGMENT

STATE OF TEXAS	§

§

COUNTY OF EL PASO	§

This instrument was acknowledged before me on the_________ day of______________, 2025, by Dionne Mack, as City Manager of the City of El Paso, Texas.

Notary Public, State of Texas

My Commission Expires:

(Signatures continue on the following page)

APPLICANT: VENU HOLDING CORPORATION, a Colorado Corporation:

By:	/s/ JW Roth
Name:	JW Roth
Title:	CEO

ACKNOWLEDGMENT

STATE OF _____	§

§

COUNTY OF _____	§

This instrument was acknowledged before me on the___________ day of____________, 2025, by ___________, as __________ (title) of VENU HOLDING CORPORATION, a Colorado Corporation.

Notary Public, State of ______

My Commission Expires:

ATTACHMENT A

[Economic Development Agreement dated July 2, 2024]

ATTACHMENT B

[Revised Legal Description and Survey reflecting the approximately 20-acre development site]